UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2007

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 4, 2007, the Compensation Committee of the Board of Directors of Exar Corporation (“Exar”) approved certain amendments to Exar’s Fiscal Year 2008 Executive Incentive Compensation Program (“Program”), initially approved by the Board of Directors on April 25, 2007. The Program provides that participating executives will be entitled to an incentive compensation payment based on achievement of a combination of Exar and individual goals. Exar believes that the Program aligns the interests of the executives with those of Exar’s stockholders and provides that a meaningful portion of the executives total potential cash compensation is tied to performance. A copy of the Program as amended is included herewith as Exhibit 10.1 and incorporated herein by reference. The amendments are to revise the performance matrix attached as Attachment 1 to the Program and make other corresponding changes.

The following current executive officers are participants in the Program, and their target incentive percentage targets, as a percentage of their salaries, are as follows:

Executive Officer	Title	Target Incentive as % of Salary
J. Scott Kamsler	Senior Vice President and Chief Financial Officer	50%

Thomas Melendrez	General Counsel, Secretary and Senior Vice President, Business Development	40%

Stephen Michael	Senior Vice President, Operations	40%

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 5, 2007, the Board approved certain amendments to Exar’s Bylaws. The first series of amendment are to Sections 33 and 35 and permit Exar to issue uncertificated shares. The second set of amendments are to correct certain typographical and similar matters throughout Exar’s Bylaws. Exar’s amended and restated Bylaws are filed as Exhibit 3.1 to this Report and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1	Amended and Restated Bylaws of Exar Corporation

10.1	Revised Fiscal Year 2008 Executive Incentive Compensation Program of Exar Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2007

EXAR CORPORATION

By:	/s/ J. Scott Kamsler
Name:	J. Scott Kamsler
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of Exar Corporation

10.1	Revised Fiscal Year 2008 Executive Incentive Compensation Program of Exar Corporation